Exhibit B-1



                              NATIONAL FUEL GAS COMPANY

                             Medium-Term Notes, Series D

                                   TERMS AGREEMENT
                                   ---------------


                                                             August 7, 1997



          National Fuel Gas Company
          10 Lafayette Square
          Buffalo, New York  14203


          Dear Ladies and Gentlemen:

                    Subject to the terms and conditions set forth herein, Bear, Stearns & Co. Inc. (the "Purchaser") agrees to purchase from National Fuel Gas Company (the "Company"), and the Company agrees to sell to the Purchaser, $100,000,000 principal amount of the Company's Medium-Term Notes, Series D having the terms set forth below (the "Offered Notes") at a purchase price equal to 99.5% of the principal amount thereof.

                    Principal Amount:             $100,000,000
                    Interest Rate:                6.214%
                    Price to Public:              See Below
                    Proceeds to the Company:      $99,500,000
                    Settlement Date:              August 12, 1997
                    Redemption Terms:             Not  Redeemable   at  the
                                                  option of the Company
                    Date of Maturity:             August 12, 2027
                    Issue Date:                   August 12, 1997 (the Offered
                                                  Notes will bear interest
                                                  from August 12, 1997)
                    Interest Payment Dates:       May  1  and  November  1,
                                                  commencing   November  1,
                                                  1997

                    Repayable at the option
                      of holder:                  Yes    X     No
                                                       -----      -----
                      Repayment Date:             August 12, 2002
                      Repayment Price:            100%
                      Election Period:            June 13, 2002 through
                                                  July 13, 2002
                    Payment Terms:                Wire transfer of immediately
                                                  available funds
                    Delivery of Offered Notes:    Through the facilities of
                                                  The Depository Trust Company
                    Other Terms:                  The  Offered  Notes  will
                                                  have such  other terms as
                                                  set forth in the  Form of
                                                  Non-Redeemable Note
                                                  approved by the Financing
                                                  Committee of the Board of
                                                  Directors of the  Company
                                                  on August 7, 1997


                    The Purchaser requires that the Company deliver an Officers' Certificate pursuant to Section 7(d) of the Distribution Agreement dated September 30, 1996, between the Company and each of the Purchaser and the other parties named therein (the "Distribution Agreement").

                    The Company agrees that during the period ending on the Settlement Date, it will not offer for sale, issue or sell, or enter into any agreement to offer for sale, issue or sell, any securities of the Company having terms substantially similar to those of the Offered Notes.

                    The Company has been advised by the Purchaser that it proposes to offer the Offered Notes to one or more investors or other purchasers, including other dealers, from time to time in one or more transactions, including negotiated transactions, at varying prices related to prevailing market prices at the time of resale.

                    The sale of the Offered Notes to the Purchaser is being made pursuant to the terms of Section 11 of the Distribution Agreement. The provisions of the Distribution Agreement are hereby incorporated by reference herein and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

                    Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                                   BEAR, STEARNS & CO. INC.


                                   By: /s/ Timothy A. O'Neill
                                      -------------------------------
                                        Name:  Timpthy A. O'Neill
                                        Title:  Senior Managing Director

          Accepted:

          NATIONAL FUEL GAS COMPANY


          By: /s/ J. P. Pawlowski
             ----------------------------